Exhibit 99.77(q)(1)

ITEM 77Q-1 Exhibits

(e)(1)   Investment Management Agreement dated May 7, 2013, as amended and restated on October 1, 2014, between Voya Investments, LLC and Voya Series Fund, Inc. – Filed herein.